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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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LIN TV Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 24, 2011

        As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, our 2011 Annual Meeting of Stockholders to be held at our WPRI-TV offices, 25 Catamore Boulevard, East Providence, Rhode Island 02914, on May 24, 2011 at 10:00 a.m., local time, at which stockholders will consider and vote on the following matters:

  1.
  The election of three members to our Board of Directors to serve as Class II directors for a term of three years;

  2.
  The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  3.
  An advisory vote on compensation paid by the Company to its named executive officers;

  4.
  An advisory vote on the frequency of the advisory vote on executive compensation;

  5.
  A stockholder proposal to declassify our Board of Directors and provide for the annual election of directors if properly presented at the Annual Meeting; and

  6.
  The transaction of any other business which may properly come before the meeting.

        Our Board of Directors has fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of our Board of Directors,
Denise M. Parent Secretary

April 15, 2011

        TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on May 24, 2011

        The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation ("we," "us," "our" or the "Company"), for use at our 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our WPRI-TV offices, 25 Catamore Boulevard, East Providence, Rhode Island, 02914, on May 24, 2011 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof.

        The Annual Meeting is being held (1) to consider and vote upon the election of three Class II directors for a three-year term, (2) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LIN TV Corp. for the year ending December 31, 2011, (3) to consider an advisory vote on compensation paid by the Company to its named executive officers, (4) to consider an advisory vote on the frequency of the advisory vote on executive compensation, (5) to consider and vote on a stockholder proposal to declassify our Board of Directors and provide for the annual election of directors, and (6) to transact any other business which may properly come before the meeting.

        Our Board recommends that you vote your shares:

  •
  "FOR" each of the nominees to the Board (Proposal No. 1);

  •
  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for 2011 (Proposal No. 2);

  •
  "FOR" the advisory vote on executive compensation (Proposal No. 3);

  •
  "EVERY THREE YEARS" for the frequency of the advisory vote on executive compensation (Proposal No. 4); and

  •
  "AGAINST" the stockholder proposal to declassify our Board of Directors and provide for the annual election of directors (Proposal No. 5).

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about April 15, 2011.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 ("10-K"), as filed with the Securities and Exchange Commission ("SEC"), is being mailed to stockholders with this Notice and Proxy Statement on or about April 15, 2011. Exhibits will be provided to any stockholder at no charge upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880.

Shares Entitled to Vote

        Our Board has fixed the close of business on March 28, 2011 as the record date for the Annual Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 28, 2011, 31,705,525 shares of our class A common stock, 23,502,059 shares of our class B common stock and two shares of our class C common stock were issued and outstanding.

        Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting.

        The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions as to which the class B common stock votes as a separate class, with each share of class B common stock entitled to one vote. None of the matters being considered at the Annual Meeting is a matter as to which approval of a majority of the class B common stock voting as a separate class is required.

        The class C common stock is entitled to 70% of the voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date relative to the total number of shares of class A common stock outstanding. As of March 28, 2011, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 36,989,779 votes at the Annual Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Voting in Person

        If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on March 28, 2011, the record date for voting.

Voting by Proxy

        Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted according to the recommendations of our Board.

Quorum Requirement

        A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and "broker non-votes," or shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

        Under the rules of the New York Stock Exchange ("NYSE"), in the absence of instructions from persons holding shares in "street name," brokers and nominees may vote at their discretion on routine matters. The only proposal at the Annual Meeting that is considered a routine matter under NYSE rules is the ratification of appointment of our independent registered public accounting firm. The other proposals are not routine under NYSE rules and brokers and nominees will not be permitted to vote at their discretion on such proposals in the absence of instructions.

Vote Required

  •
  Proposal 1: Election of Directors

        The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

  •
  Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

        The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

  •
  Proposal 3: Advisory vote to approve executive compensation

        The advisory vote on the compensation paid by the Company to its named executive officers, commonly referred to as a "say-on-pay" proposal, is non-binding, meaning that our Board of Directors will not be obligated to take any actions as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present (in person or by proxy) at the Annual Meeting. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

  •
  Proposal 4: Advisory vote on the frequency of an advisory vote on executive compensation

        The advisory vote on the frequency of submission to stockholders of advisory "say-on-pay" proposal is also a non-binding vote. Notwithstanding the advisory nature of the vote, the choice receiving the greatest number of votes will be considered the frequency recommended by stockholders. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

  •
  Proposal 5: Stockholder proposal to declassify our Board of Directors and provide for the annual election of directors

        The stockholder proposal will be approved if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting. Each outstanding share will be entitled to one vote. Abstentions will have no effect on the stockholder proposal because they will not represent votes cast for the purpose of voting on this matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to this matter.

        Under Delaware law, stockholders have no rights of appraisal or similar rights of dissenters with respect to any of the proposals to be voted upon at the Annual Meeting.

Revoking a Proxy

        A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspector of election at the Annual Meeting or by voting at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and named executive officers (as defined in the Summary Compensation Table), individually, and by our directors and executive officers as a group, as of March 22, 2011 (unless otherwise noted).

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

        Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal Communications Commission ("FCC") has been obtained. With the approval of the holders of a majority of our class B common stock and the FCC, if necessary, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.

        Percentage of beneficial ownership is based on 31,705,525 shares of class A common stock, 23,502,059 shares of class B common stock and two shares of class C common stock outstanding as of March 22, 2011. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.

        Unless otherwise indicated below, the address of each person below is c/o LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

	Class A Common Stock		Class B Common Stock		Class C Common Stock
							Percent of Total Economic Interest	Percentage of Total Class A and Class C Voting Power
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
HM Entities(1)	—	—	23,300,739	99.1%	1	50.0%	42.2%	35.0%
c/o HM Capital Partners I LP 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Gabelli Asset Management Entities(2)	4,308,680	13.6%	—	—	—	—	7.8%	4.1%
767 Fifth Avenue New York, NY 10153
Pinnacle Associates, Ltd.(3)	2,351,000	7.4%	—	—	—	—	4.3%	2.2%
335 Madison Avenue, 11th Floor New York, NY 10017
BlackRock Inc.(4)	1,972,617	6.2%	—	—	—	—	3.6%	1.9%
40 East 52nd Street New York, NY 10022
American Century Companies, Inc.(5)	1,909,633	6.0%	—	—	—	—	3.5%	1.8%
4500 Main Street, 9th Floor Kansas City, MO 64111
Amalgamated Gadget, L.P.(6)	1,785,413	5.6%	—	—	—	—	3.2%	1.7%
301 Commerce Street Suite 2975 Fort Worth, TX 76102
Vincent L. Sadusky(7)	999,335	3.2%	—	—	—	—	1.8%	*
Scott M. Blumenthal(8)	391,798	1.2%	—	—	—	—	*	*
Richard J. Schmaeling(9)	223,982	*	—	—	—	—	*	*
Robert S. Richter(10)	219,129	*	—	—	—	—	*	*
Denise M. Parent(11)	193,635	*	—	—	—	—	*	*
Douglas W. McCormick(12)	180,572	*	—	—	—	—	*	*
William S. Banowsky(13)	138,076	*	—	—	—	—	*	*
Dr. William H. Cunningham(14)	119,308	*	—	—	—	—	*	*
Peter S. Brodsky(15)	100,240	*	—	—	—	—	*	*
Michael A. Pausic(16)	82,239	*	—	—	—	—	*	*
Royal W. Carson, III(17)	41,742	*	—	—	1	50.0%	*	35.0%
500 Victory Plaza East, 3030 Olive Street Dallas, Texas 75219
All executive officers and directors as a group (11 persons)(18)	2,690,056	8.5%	—	—	1	50.0%	4.9%	37.5%

*
Represents less than 1%

(1)
Includes shares held by the following persons or entities that are or may be deemed to be affiliated with HM Capital Partners I LP ("HMC"): (i) 18,122,110 shares of class B common stock and one share of class C common stock held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares of class B common stock held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (iii) 4,692,329 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares of class B common stock held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vi) 13,016 shares of class B common stock held of record by HM4-EN Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vii) 8,329 shares of class B common stock held of record by HM4-P Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (viii) 127 shares of class B common stock held of record by HM 1-FOF Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, and (ix) 123,466 shares of class B common stock held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.

John R. Muse is (a) the sole shareholder and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority stockholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (ix) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse, Andrew S. Rosen, and Joe Colonnetta are the voting members of a committee that exercises voting and dispositive powers over the LIN TV securities held by the entities affiliated with HMC. No single member of the committee has dispositive and/or voting power over the shares held by the HMC affiliates. Messrs. Muse, Rosen and Colonnetta are current partners of HMC. As a result of the foregoing, each of Messrs. Muse, Rosen and Colonnetta may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMC affiliates described above. Each of Messrs. Muse, Rosen and Colonnetta disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him, except to the extent of any pecuniary interest therein.

(2)
According to the Schedule 13DA amendment filed on February 14, 2011, Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GBL"), MJG Associates, Inc. ("MJG") and Teton Advisors, such persons are the beneficial owners of, and have the sole power to dispose of or direct the disposition of 792,000 shares, 3,402,680 shares, 4,000 shares and 110,000 shares, respectively, of class A common stock. Gabelli Funds, GBL, MJG and Teton Advisors have the sole power to vote or direct the vote of 792,000 shares, 3,264,380 shares, 4,000 shares and 110,000 shares, respectively of class A common stock. Gabelli Funds and GBL are wholly-owned subsidiaries of GAMCO Investors, Inc. Mario J. Gabelli is the sole shareholder of MJG.

(3)
According to the Schedule 13G filed on April 30, 2010, Pinnacle Associates Ltd. is the beneficial owner of 2,351,000 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,351,000 shares of class A common stock.

(4)
According to the Schedule 13G filed on February 7, 2011, BlackRock, Inc. is the beneficial owner of 1,972,617 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 1,972,617 of class A common stock.

(5)
According to the Schedule 13G filed on February 14, 2011, American Century Companies, Inc. is the beneficial owner of 1,909,633 shares, with the sole power to vote on or direct the vote of 1,829,733 shares, and to dispose of or direct the disposition of 1,909,633 shares of class A common stock.

(6)
According to the Schedule 13G filed on February 11, 2011, Amalgamated Gadget, L.P. is the beneficial owner of 1,785,413 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 1,785,413 of class A common stock.

(7)
Consists of 248,404 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 750,931 shares of class A common stock held of record.

(8)
Consists of 115,252 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 276,546 shares of class A common stock held of record.

(9)
Consists of 42,534 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 181,448 shares of class A common stock held of record.

(10)
Consists of 9,200 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 209,929 shares of class A common stock held of record.

(11)
Consists of 9,200 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 184,435 shares of class A common stock held of record.

(12)
Consists of 50,000 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 130,572 shares of class A common stock held of record.

(13)
Consists of 43,615 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 94,461 shares of class A common stock held of record.

(14)
Consists of 50,000 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 69,308 shares of class A common stock held of record.

(15)
Consists of 42,668 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 57,572 shares of class A common stock held of record.

(16)
Consists of 34,445 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 47,794 shares of class A common stock held of record.

(17)
Consists of 1 share of class C common stock held by Carson LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, and 41,742 shares of class A common stock held of record.

(18)
Consists of 645,318 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 22, 2011 and 2,044,738 shares of class A common stock held of record.

 DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the SEC initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of more than 10% of our class A common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2010.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have a classified Board of Directors consisting of Class I, Class II and Class III directors. Currently there is one vacancy on our Board in Class I and one vacancy on our Board in Class III. Our Second Amended and Restated Certificate of Incorporation provides that subject to the rights of holders of any class or series of preferred stock to elect directors, the number of directors shall be established by our Board. Our Board has set the number of directors at nine.

        At each annual meeting of stockholders, each nominee is elected for a term of three years to succeed those whose terms are expiring. This year, three Class II directors will be elected for a three-year term expiring at the 2014 Annual Meeting. The Class III directors have terms expiring at the 2012 Annual Meeting and the Class I directors have terms expiring at the 2013 Annual Meeting.

        The persons named in the enclosed proxy will vote to elect as directors the Class II nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the Class II nominees named below. Each Class II nominee will be elected to hold office until the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected. However, if any should be unable to serve, the shares of common stock represented by proxies may be voted for substitute nominees designated by our Board.

        Set forth below are the name and age of each member of our Board (including the nominees for election as Class II directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director or has served as a director during the past five (5) years and the year of the commencement of his term as a member of our Board.

        In evaluating potential director candidates, the Nominating and Corporate Governance Committee seeks candidates who can make substantial contributions to our Board on various issues, including, chief executive officer or similar senior executive leadership experience, expertise in finance, accounting, financial controls and compliance, experience with public company directorships and core management experience in the media industry. Each of the director nominees has served in senior leadership positions in large organizations and/or has experience with corporate management and/or the oversight of financial reporting. The nominees for election at the Annual Meeting also possess experiences and qualifications that the Nominating and Corporate Governance Committee believes make such nominees uniquely suited to make substantial contributions to the Board. Specific skills and experience of each of our Board members, including directors whose terms continue beyond the Annual Meeting, are identified in the summaries below.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 22, 2011, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

        We recommend that you vote FOR each of the three nominees listed below.

Name and Age	Principal Occupation and Business Experience
Nominees for Term Expiring in 2014 (Class II Directors)
Peter S. Brodsky, 40	Mr. Brodsky was elected to our Board in June 2005. Mr. Brodsky is an investment professional focused primarily on the media sector. Mr. Brodsky was a partner with HM Capital Partners, LLC through 2010 and since then continues to provide consultancy services to HM Capital Partners. Prior to joining HM Capital Partners in 1995, Mr. Brodsky worked in the Investment Banking Division of Credit Suisse First Boston. Mr. Brodsky received his BA from Yale University in 1992.
Specific qualifications, experience, skills and expertise:
• Expertise in finance and business opportunities in traditional and new media as well as other industries • Company directorship and committee experience
Douglas W. McCormick, 61
Mr. McCormick was elected to our Board and named non-executive Chairman of our Board in September 2006. Mr. McCormick is a Venture Partner with Rho Ventures, a division of Rho Capital Partners, which he joined in October 2006. Mr. McCormick's primary focus at Rho is on investments in the media sector. Prior to Rho, Mr. McCormick was CEO of iVillage Inc., a public company, from August 2000 until the sale of iVillage Inc. to NBC Universal in May 2006. He also served on iVillage's Board of Directors, to which he was appointed in February 1999 and was elected Chairman in April 2001. Mr. McCormick also served as President and Chief Executive Officer of Lifetime Television, a cable network provider, from 1993 to 1998. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV. Currently, Mr. McCormick is a member of the board of Ovation Television and is Chairman of the Board of Everyday Health in addition to serving on the boards of other private companies in the Rho portfolio. Mr. McCormick received his MBA from Columbia University.
Specific qualifications, experience, skills and expertise:

•       Operating and management experience, including as a chief executive officer of a global media corporation

•       Expertise in the traditional and new media markets

•       Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Michael A. Pausic, 46	Mr. Pausic was elected to our Board in February 2006. Since 1997, Mr. Pausic has been a Limited Partner of Maverick Capital Ltd., a registered investment advisor managing private investment funds. Mr. Pausic leads Maverick's efforts in media, telecommunications, and Internet investments. From 1995 to 1997, Mr. Pausic was a corporate Vice President at Viacom where he was responsible for international strategic planning and business development. From 1991 to 1995, he served as Vice President of market development and strategic planning for 20th Century Fox. Mr. Pausic received his BS from the University of Virginia and MBA from Fuqua School of Business at Duke University.
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities in the media industry • Company directorship and committee experience
Directors Whose Term Expires in 2012 (Class III Directors)
Currently there is a vacancy on our Board for a Class III Director.
Royal W. Carson, III, 61	Mr. Carson was elected to our Board in August 2000. Since 1982, he has served as Chairman and Chief Executive Officer of Carson Private Capital, and he has over 38 years of experience sourcing, structuring and managing investments within the private equity and energy industries. From 1974 to 1994, Mr. Carson's investment focus was in the oil and gas sector. During that period, Mr. Carson founded Carson Petroleum Corporation, which was sold to Devon Energy Corporation in 1982. Mr. Carson also co-founded CPC Dale Petroleum Company, which generated oil and gas prospects and operated wells until those assets were sold to W.R. Grace & Company and Snyder Oil & Gas in 1994. Since 1997, Mr. Carson's core focus has been the formation of investment partnerships and in the acquisition of oil and natural gas reserves, typically restricted to institutional investors. Mr. Carson serves as a director of various privately held corporations and community organizations. Mr. Carson also serves on the advisory boards of private equity sponsors, HM Capital Partners (Dallas), Lion Capital (London) and Cotton Creek Partners (Dallas).
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Vincent L. Sadusky, 45	Mr. Sadusky was elected to our Board in July 2006, when he was also appointed our President and Chief Executive Officer. From August 2004 until July 2006, Mr. Sadusky served as Vice President Chief Financial Officer and Treasurer of the Company. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky serves on the board of International Game Technology (IGT). He is also the President and a board member of the Open Mobile Video Coalition (OMVC). Mr. Sadusky received his BS in accounting from Penn State University and his MBA from New York Institute of Technology.
Specific qualifications, experience, skills and expertise:

•       Unique perspective of the Chief Executive Officer of the Company on the operations, business relationships, financial position and challenges of the Company

•       Expertise in finance, financial reporting, compliance and controls

•       Core business skills, including operations and management experience in the media industry

Directors Whose Term Expires in 2013 (Class I Directors)
Currently there is a vacancy on our Board for a Class I Director.
William S. Banowsky, Jr., 49	Mr. Banowsky has served as a member of our Board since May 2002. In 2001, Mr. Banowsky founded Magnolia Pictures Company, an independent film distribution company. In 2003 Mr. Banowsky became Chief Executive Officer of Landmark Theatres, the nation's largest art house cinema chain. Since 2003, Mr. Banowsky has served as an executive officer of both Magnolia and Landmark. In October 2008, Mr. Banowsky founded Carolina Cinemas, a film exhibition company, of which Mr. Banowsky currently serves as its Chief Executive Officer. From March 1999 to September 2000, Mr. Banowsky was Executive Vice President and General Counsel of AMFM, Inc., which was publicly traded on the New York Stock Exchange until September 2000. From January 1997 to July 2000, Mr. Banowsky was Executive Vice President and General Counsel of Capstar Broadcasting Corporation, which was publicly traded on the New York Stock Exchange until it merged with AMFM, Inc., in July 1999. Mr. Banowsky practiced law for 10 years in Dallas, Texas prior to joining Capstar. Mr. Banowsky served as a director of Sunrise Television Corporation and STC Broadcasting, Inc. until May 2002, when they were merged into the Company.
Specific qualifications, experience, skills and expertise:

•       Operating and management experience, including as chief executive officer, in media-related businesses

•       Expertise in finance, financial reporting, compliance and controls

•       Legal experience in the media industry

Name and Age	Principal Occupation and Business Experience
Dr. William H. Cunningham, 67	Dr. William H. Cunningham was elected to our Board in May, 2009. Dr. Cunningham joined the University of Texas in 1971, when he was hired as Assistant Professor of Marketing. He later became a Professor of Marketing and has held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas in Austin from 1985 to 1992; and Dean of College of Business Administration/Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham also serves on the Board of Directors of the following publicly traded companies: Lincoln National Corporation, Southwest Airlines Co., Resolute Energy Corporation and also serves as a disinterested director of the John Hancock Funds. Within the last five years, Dr. Cunningham also served on the Board of Directors of the following publicly traded companies: Introgen Therapeutics, Inc., Hayes Lemmerz International, Inc., Hicks Acquisition Company I, Inc. and Jefferson-Pilot Corporation. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002 when they were merged into LIN TV Corp. and he continued to serve on the LIN TV Corp. board until 2008. He is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.S., M.B.A. and Ph.D. from Michigan State University.
Specific qualifications, experience, skills and expertise:

•       Distinguished faculty member of a large university

•       Expertise in accounting, finance and business analysis, financial reporting, compliance and controls

•       Extensive public company directorship and committee experience

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has the authority and responsibility to nominate for stockholder ratification the Company's independent registered public accounting firm, and has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. The Board of Directors is now soliciting the stockholders' ratification of the selection of PricewaterhouseCoopers LLP. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the stockholders.

        A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. The PricewaterhouseCoopers LLP representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders. Additional information regarding fees paid to PricewaterhouseCoopers LLP is available in the section of this Proxy Statement titled "Independent Registered Public Accounting Firm Fees and Other Matters."

        We recommend that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

 PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Board is providing the Company's stockholders with the opportunity to cast an advisory vote on executive compensation as described below. The Board recognizes that providing stockholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to the Company's executive compensation programs. This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to endorse or not endorse the compensation paid to the named executive officers in 2010. This proposal is presented in accordance with Section 14A of the Exchange Act (enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act), which requires that companies include an advisory (non-binding) vote on executive compensation at stockholder meetings held on or after January 21, 2011.

        We believe that our executive compensation and compensation practices and policies as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and narrative disclosures that accompany the tables) are reasonable, are focused on pay-for-performance principles, are aligned with the long-term interest of stockholders and are necessary to attract and retain experienced, highly-qualified executives critical to our success and the enhancement of stockholder value. We believe that the Company's commitment to these responsible compensation practices justifies a vote by the stockholders FOR the proposal.

        Because this vote is advisory, it will not be binding on the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty of the Board. However, the Board recognizes that our stockholders have a fundamental interest in the Company's executive compensation practices and the Compensation Committee may consider the outcome of the vote when making future executive compensation decisions.

        We recommend that you vote FOR the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement."

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF A VOTE TO APPROVE EXECUTIVE
COMPENSATION

        As described in Proposal No. 3 above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the Company's compensation of its named executive officers. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a "say-on-pay" vote.

        This Proposal No. 4 is presented in accordance with Section 14A of the Exchange Act and affords the stockholders the opportunity to cast an advisory vote on how often the Board should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or may abstain.

        The Company believes that say on pay votes should be conducted every three years because such a vote would provide stockholders with the appropriate timeframe to evaluate the Company's overall compensation philosophy, design and implementation. A three-year time period is more closely aligned with the longer term view that the Compensation Committee takes with respect to the more significant components of our named executive officers' compensation. In addition, a longer period of time between votes would provide the opportunity for stockholders to engage in more thoughtful analysis and therefore facilitate a more meaningful say on pay vote. The Compensation Committee, which administers the Company's executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of this vote in making its decision on the frequency of the advisory vote on executive compensation. Because this vote is advisory, it will not be binding on the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty of the Board.

        We recommend that you vote on Proposal No. 4 to hold say-on-pay votes EVERY THREE YEARS (as opposed to every year or every two years).

PROPOSAL 5—STOCKHOLDER PROPOSAL TO DECLASSIFY OUR BOARD OF DIRECTORS
AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

        The Company has been advised that The Firefighters' Pension System of the City of Kansas City, Missouri, Trust, 12th Floor, City Hall, 414 E. 12th Street, Kansas City, MO 64106, a beneficial owner of 600 shares of the Company's class A common stock, intends to submit the proposal set forth below at the Annual Meeting.

          "RESOLVED:    That the shareholders of LIN TV Corp. (the "Company") hereby request that the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

          SUPPORTING STATEMENT:    We believe the right to hold directors accountable through annual elections is a fundamental shareholder right and a touchstone of corporate democracy. Directors should be willing to stand on their personal record each and every year, and if the shareholders are not satisfied with the performance of the Company or that director, the shareholders should have the right to communicate their dissatisfaction annually through the election process.

  The Company's Board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

  We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, we believe it can help speed the diversification of the Company's Board and introduce new perspectives. In addition, a declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year.

  We believe a declassified board can help give the Company the flexibility it needs as it faces new challenges. By adopting annual elections, we believe the Company's Board will be more accountable to shareholders whose interests they are elected to represent. We urge shareholders to vote FOR this resolution."

The Company's Statement in Opposition to Proposal No. 5

        The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") divides the Board of Directors into three classes with directors elected to staggered three-year terms. The Certificate of Incorporation establishing our classified board structure was first adopted by the stockholders as of May 1, 2002 and subsequently amended, restated and approved again on May 27, 2004.

        The Nominating and Corporate Governance Committee and the Board have carefully considered this proposal and the arguments for and against a classified board. The Board has concluded that the

Company's classified board structure continues to promote the best interests of our stockholders, and oppose this proposal for the following reasons:

  •
  Continuity and stability.  Classified boards of directors have been widely adopted as a means to promote stability and continuity of experiences. Our classified board structure helps to assure the stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as our directors and have familiarity with the business. The Company benefits greatly from the wisdom and institutional knowledge our directors develop through prior experiences. Such continuity and stability also helps us attract and retain highly qualified Board members willing to commit the time and dedication necessary to learn and understand our business.

  •
  Long-term focus.  The continuity and stability that result from staggered terms foster effective long-term planning and accountability. The Board's goal is to govern for the long-term benefit of our stockholders.

  •
  Director independence.  Longer terms increase the independence of non-management directors by insulating them from outside short-term influences and reducing the threat that a director who refuses to conform will not be nominated.

        The proponent argues that board declassification increases sensitivity to stockholder issues. We disagree. Directors have fiduciary duties to stockholders regardless of how often they are elected. Directors who are elected to three-year terms are not insensitive to the issues of our stockholders and are just as accountable to stockholders as directors who are elected annually.

        The proponent further claims declassification will speed diversification of the Board, introduce new perspectives and allow the Company to respond more quickly by giving the Board the ability to appoint more qualified candidates each year. We also disagree with this claim and believe that the time required for a new director to learn the issues unique to our business will impede the effectiveness of the Board. We continually seek Board candidates who bring diversity and a fresh perspective; those initiatives do not require that we declassify the Board.

        The Company has an independent, active and effective Board committed to first-rate corporate governance. Each director satisfies the most important criteria for effective board service, as set forth in our Corporate Governance Guidelines, including personal qualities such as the highest level of personal and professional ethics, integrity, an independent mind, the willingness to devote the required time to carrying out the duties and responsibilities of Board membership, and the willingness to represent the best interests of all stockholders and objectively appraise management performance. These qualities have nothing to do with term length.

        We remain convinced that organizing our independent, active and effective Board into three classes best promotes our longstanding goal of providing effective governance and value protection for the long-term benefit of our stockholders.

        We recommend that you vote AGAINST Proposal No. 5 if properly presented at the Annual Meeting.

CORPORATE GOVERNANCE MATTERS

        Under applicable NYSE rules, a director of our Company only qualifies as "independent" if our Board determines that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with our Company). Our Board has not adopted any categorical standards to assist it in making determinations of independence, but instead considers all relevant facts and circumstances regarding a director's relationship with our Company. Consistent with NYSE rules and guidance, our Board does not consider ownership of a significant amount of our stock, or affiliation with a holder of a significant amount of our stock, by itself a material relationship.

        The determination of whether a material relationship exists is made by the other members of our Board who are independent.

        Our Board has determined that none of Dr. Cunningham, or Messrs. Banowsky, Brodsky, Carson, McCormick, or Pausic has a material relationship with our Company, and that each of these directors is "independent" as determined under Section 303A.02(b) of the NYSE Listed Company Manual. None of these directors had any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships with our Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company that would constitute a "material relationship" under NYSE rules.

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

        During 2010, our Board held six (6) meetings. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he served during 2010. Resolutions adopted by our Nominating and Corporate Governance Committee of our Board provide that directors are expected to attend the Annual Meeting of stockholders. Dr. Cunningham and Messrs. Banowsky, Brodsky, Carson, McCormick, Pausic and Sadusky attended the 2010 Annual Meeting of stockholders in person.

        Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance. Current copies of the charters for all three committees, along with our Corporate Governance Guidelines, the Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, are posted on our web site, www.linmedia.com, under the "Our Company" tab under Corporate Governance in the About LIN TV Corp. Guidelines subsection. All of these corporate governance documents are also available in print upon request directed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Our Board has determined that none of the members of the Audit, Compensation or Nominating and Corporate Governance committees has a material relationship with our Company and that each of these directors is independent as determined under Section 303A.02 (b) of the NYSE Listed Company Manual, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Exchange Act.

  Board Leadership Structure

        As noted above, our Board is currently comprised of six independent directors and one management director. Mr. McCormick has served as non-executive Chairman of the Board since 2006. In that role, Mr. McCormick's responsibilities, include (i) presiding at meetings of our Board and stockholders, including executive sessions of the non-management directors, (ii) advising the Chief Executive Officer and/or the Corporate Secretary regarding agenda items for the meetings of the Board, (iii) calling meetings of the independent directors, with appropriate notice, (iv) advising the Chief Executive Officer on issues discussed at executive sessions of the independent directors, and (v) such other responsibilities that the Board deems appropriate. We believe that our current Board leadership structure allows for our independent directors to effectively focus on governance matters, evaluate risks, oversee our management, and pursue strategic business plans that serve the interests of the stockholders.

        Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

  Risk Oversight

        The Board is apprised of particular risk management matters by management in connection with its general oversight and approval of corporate matters. The Board has delegated to the Audit Committee oversight of our risk management process. Among its responsibilities, the Audit Committee reviews with management (i) management of risks that may be material to the Company, (ii) the Company's system of disclosure controls and the system of internal control over financial reporting, and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee, and all other Board committees, report to the full Board, including when a matter rises to the level of a material risk. The Company's management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        Stockholders and other interested parties may communicate directly with our Chairman of the Board or with the independent directors as a group as described below under the heading "Communicating with the Directors."

        The current members of the committees are identified below:

Committees
Name	Chairman of Board	Audit	Compensation	Nominating and Corporate Governance
William S. Banowsky, Jr.		×		Chair
Peter S. Brodsky			Chair	×
Royal W. Carson, III			×
Dr. William H. Cunningham		Chair
Douglas W. McCormick	×		×	×
Michael A. Pausic		×		×
Vincent L. Sadusky(1)

(1)
See Summary Compensation Table for disclosure related to Mr. Sadusky, who is a named executive officer of the Company.

        Audit Committee.    The Audit Committee has the following principal duties:

  •
  to nominate for stockholder ratification the independent registered public accounting firm for appointment by our Board of Directors;

  •
  to meet with our financial management, internal audit and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the independent audit, the independence of the outside registered public accounting firm and other matters relating to our financial condition;

  •
  to oversee the risk management process;

  •
  to report to our Board periodically any recommendations the Audit Committee may have with respect to the foregoing matters; and

  •
  to review our annual and quarterly financial statements and annual report to stockholders, proxy materials and Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for filing with the SEC.

        The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The members of our Audit Committee are Messrs. Banowsky and Pausic and Dr. Cunningham, with Dr. Cunningham serving as Chair. Our Board has determined that each member of the Audit Committee is an "independent director" under NYSE rules governing the qualifications of the members of the Audit Committee and that Dr. Cunningham is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met seven (7) times during 2010.

        Compensation Committee.    The Compensation Committee has the following principal duties:

  •
  to review director and executive officer compensation policies, plans and programs;

  •
  to prepare recommendations and periodic reports to our Board concerning these matters;

  •
  to function as the committee that administers our stock option, stock incentive and other equity-based plans; and

  •
  to oversee compensation-related disclosures to be included in the Company's Annual Report on Form 10-K or Proxy Statement or other appropriate documents filed with the SEC.

        For additional information about the Compensation Committee, see "Compensation Discussion and Analysis" below. The members of our Compensation Committee are Messrs. Brodsky, Carson and McCormick, with Mr. Brodsky serving as its Chair. The Compensation Committee held four (4) meetings during 2010.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee has the following principal duties:

  •
  to identify individuals qualified to become members of our Board;

  •
  to recommend to our Board the persons to be nominated by our Board for election as directors at the Annual Meeting of stockholders;

  •
  to develop and recommend to our Board a set of corporate governance principles applicable to us; and

  •
  to oversee the evaluations of our Board and management.

        The members of the Nominating and Corporate Governance Committee are Messrs. Banowsky, Brodsky, McCormick and Pausic, with Mr. Banowsky serving as its Chair. The Nominating and Corporate Governance Committee held two (2) meetings during 2010.

DIRECTOR CANDIDATES

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings from time-to-time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. The committee considers: diversity, skills and experience in the context of the needs of our Board; commitment to understanding our business and industry; potential or actual conflicts of interest; risks of anticompetitive activity, or potential or actual violations of, or restrictions arising from media ownership regulations; and the ability to exercise sound judgment and high ethical standards. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting of stockholders.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board, by following the procedures set forth below under "Stockholder Proposals for the 2012 Annual Meeting"; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of stockholder proposals provided below.

COMMUNICATING WITH THE DIRECTORS

        Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders and other interested parties that wish to send communications on any topic to our Board, should address such communications to Board of Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Stockholders and other interested parties who wish to send communications on any topic to any of our independent directors, or all of our independent directors as a group, should address such communications to Independent Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

 REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

        The Audit Committee acts under a written charter adopted by our Board, a copy of which is posted under the "Our Company" tab under Corporate Governance in the Guidelines subsection of our web site, www.linmedia.com. The members of the Audit Committee are independent directors, as defined by its charter and NYSE rules.

        The Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2010 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements had been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, our internal auditor and our independent registered public accounting firm, the following matters:

  •
  the plan for and the report of the independent registered public accounting firm on each audit of our financial statements;

  •
  our management's assessment of the effectiveness of internal control over financial reporting;

  •
  our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  the performance of the internal audit function and the independent registered public accounting firm;

  •
  the engagement letter between the Company and the independent registered public accounting firm;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of our internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee held regular executive session meetings with the Chief Executive Officer, the Chief Financial Officer, the Vice President Controller, the internal auditor and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by AU Section 380 with PricewaterhouseCoopers LLP, our independent registered public accounting firm. AU Section 380 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

  •
  methods used to account for significant or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements, if applicable, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Rule No. 3526 ("Communications with Audit Committees Concerning Independence"), which requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The Audit Committee also considered whether the provision of the other, non-audit related services to us which are referred to under the heading "Independent Registered Public Accounting Firm Fees and Other Matters" is compatible with maintaining the independence of our registered public accounting firm.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the report of independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our 10-K.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
Dr. William H. Cunningham (Chair) William S. Banowsky Michael A. Pausic

EXECUTIVE OFFICERS

        The executive officers of the Company are:

Name	Age	Position
Vincent L. Sadusky	45	President and Chief Executive Officer
Richard J. Schmaeling	46	Senior Vice President and Chief Financial Officer
Scott M. Blumenthal	62	Executive Vice President Television
Nicholas N. Mohamed	35	Vice President Controller
Denise M. Parent	47	Vice President General Counsel and Secretary
Robert S. Richter	41	Senior Vice President New Media

        The following information describes the background of our executive officers who are not members of our Board.

        Richard J. Schmaeling has been Senior Vice President and Chief Financial Officer since October 2008. He was previously employed by Dow Jones & Company, Inc. in the positions of Vice President, Finance since 2007 and Vice President, Business Unit Finance from 2004 - 2007. Mr. Schmaeling was Vice President, Finance of Bracco Diagnostics Inc. from 1994 - 2004.

        Scott M. Blumenthal has been Executive Vice President Television since September 2006. From February 2005 until September 2006, he served as Vice President Television of our wholly-owned subsidiary, LIN Television Corporation from September 2002 to February 2005. Mr. Blumenthal previously held general manager positions at our WISH-TV station from May 1999 to September 2002 and at our WOOD-TV and WOTV-TV stations from May 1994 to May 1999.

        Nicholas N. Mohamed has been Vice President Controller since March 2009 and the Company's Vice President, Finance from February 2009 to March 2009. From May 2007 to December 2008, he was Director of Finance Mergers and Acquisitions at Sensata Technologies, Inc. Prior to joining Sensata Technologies, Inc., Mr. Mohamed served as a Director at PricewaterhouseCoopers LLP in its Transaction Services group, where he was employed in various positions since September 1997.

        Denise M. Parent has been Vice President General Counsel and Secretary since September 2006. Previously, she was Vice President Deputy General Counsel since March 1997. From April 1993 to March 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan Incorporated, a law firm in Providence, Rhode Island.

        Robert S. Richter has been Senior Vice President New Media since September 2008. Previously, he was Vice President Internet of LIN Television Corporation since 2006. From 2001 - 2006, Mr. Richter served as Vice President of Marketing and Sales Planning for ShopNBC. Prior to 2001, Mr. Richter was Vice President of DET, LLC, a market newspaper consulting company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, Senior Vice President Chief Financial Officer, Executive Vice President Television, Senior Vice President New Media and Vice President General Counsel and Secretary. These individuals are referred to as the "named executive officers" throughout this Compensation Discussion and Analysis.

Role of the Compensation Committee

        The Compensation Committee has primary responsibilities for assessing, recommending and approving the following areas of compensation:

  •
  determining the compensation of the named executive officers;

  •
  overseeing and administering incentive-compensation plans and equity-based plans of our Company, including the authority to grant stock options and to make other stock-based awards;

  •
  making recommendations to the Board for the compensation of directors;

  •
  other duties as authorized by our Board from time-to-time; and

  •
  overseeing and approving this Compensation Discussion and Analysis.

Objectives of Compensation Program

        The Compensation Committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage between pay, company performance and results for stockholders. The Compensation Committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent. To achieve the objectives set forth below, the Compensation Committee has designed the executive compensation program to reward the achievement of specific annual and long-term financial and strategic goals of our Company that are designed to improve stockholder value.

        The Compensation Committee believes that executive compensation should be designed to:

  •
  align compensation of the named executive officers with their own performance and the overall performance of our Company;

  •
  manage compensation costs by combining a conservative approach to base salaries and benefits with performance-dependent short-term and long-term incentives;

  •
  heavily weight the compensation package towards long-term, performance-dependent incentives to better align the interests of executives with stockholders; and

  •
  reward and retain our named executive officers.

        Although we do not engage in a formal benchmarking process, the Compensation Committee periodically evaluates our executive compensation program to ensure that the program is competitive with peer companies in our industry so that we can continue to attract and retain qualified employees in key positions.

Factors Considered in Establishing Compensation

2010 Executive Summary

        The Company's performance in 2010 exceeded expectations. Although the global economic downturn continued to impact the Company's business throughout the early portion of 2010, total net revenue exceeded budgeted amounts and increased by $80.6 million or 24% compared to 2009. In addition, since the launch of the digital business in 2007, digital revenues, which include retransmission consent fees, have grown 309% and now comprise 15% of the Company's total net revenues. Operationally, the Company achieved significant milestones by maintaining discipline on cost management while simultaneously developing local lifestyle programming. In 2010, the Company increased its hours of local programming producing 2,883 more hours of local programming than in 2008. During the same period, total station operating costs decreased $19.9 million or 8%. Throughout this period, the Company continued to identify and execute efficiencies and restructure workflow operations in order to further improve the Company's performance. As a part of that effort, total headcount, including filled and unfilled positions, was reduced from 2,211 in 2008 to 1,999 in 2010 while positions allocated to the digital business were increased from 89 in 2008 to 162 in 2010. The Company also successfully completed several transactions aimed at improving its liquidity position. Following the amendment and restatement of the Company's senior secured credit facility in 2009, on April 12, 2010, the Company completed an offering of its 8 3/8% Senior Notes in the aggregate principal amount of $200 million and used the proceeds to repay amounts outstanding under the senior secured credit facility.

        The actions described above were undertaken in an effort to stabilize the Company throughout the economic downturn which began in 2008, and continued throughout 2009 and into the early part of 2010. These actions have also helped position the Company for long-term sustainable growth. In connection with efforts to support long-term growth, the Company's executive compensation program was revised in 2010 in order to strengthen incentives for the retention of key executives and more closely align our named executive officers' compensation with the long-term growth of the Company. The decision to revise the Company's compensation program was also supported by the Compensation Committee's periodic evaluation of our executive compensation program in comparison to peer companies. Based on these factors, the Compensation Committee determined that adjustments to the compensation of our named executive officers was timely and appropriate.

        On May 11, 2010, the Compensation Committee approved new base salary and bonus amounts for each of our named executive officers as reflected in the Summary Compensation Table under "Salary," "Bonus" and "Non-Equity Incentive Plan Compensation" and as more fully described below in the section entitled "Employment Agreements, Severance and Change-in-Control Agreements". In addition, the Compensation Committee awarded restricted stock grants in May 2010 as reflected in the Grants of Plan-Based Awards table. The 2010 stock awards increased the long-term incentive component of the entire compensation package in order to emphasize the importance of making strategic decisions that focus on long-term results.

Determining Compensation for the Chief Executive Officer

        The Compensation Committee makes all compensation decisions regarding our President and Chief Executive Officer. The Compensation Committee takes many factors into account in making these decisions, including Mr. Sadusky's performance, tenure, and experience; the performance of our Company overall and Mr. Sadusky's contribution to that performance; achievement of specific quantifiable and qualitative business goals and objectives; retention considerations; and Mr. Sadusky's historical compensation. Additionally, because the President and Chief Executive Officer is ultimately responsible for the direction of our Company, his greater compensation reflects this differential compared with the other named executive officers and underscores the Board's confidence in his leadership.

Determining Compensation for the Other Named Executive Officers

        The Compensation Committee also makes all compensation decisions regarding our other executive officers in conjunction with the recommendations of the President and Chief Executive Officer. The Compensation Committee uses many of the same factors used in the determination of the Chief Executive Officer's compensation in making compensation decisions about the other named executive officers. Those factors include the individual's performance, tenure, and experience; the individual's contribution to the Company's performance; achievement of specific quantifiable and qualitative business goals and objectives established for each individual; retention considerations; the individual's historical compensation; and comparisons to other executive officers.

Role of Compensation Consultant

        Neither the Compensation Committee nor our Company has any long-term contractual arrangements with any compensation consultants. The Compensation Committee and our management have periodically worked with compensation consultants to assist and provide the Compensation Committee with market information and reports regarding compensation practices of peer companies.

Design of Compensation Programs

        Our executive compensation plan is designed to attract qualified executives and to reward those executives for their contributions to our Company and our stockholders. The compensation program for the named executive officers includes an annual base salary, an annual performance bonus opportunity, equity-based compensation, retirement benefits and limited perquisites. Because executive officers are in a position to directly influence the overall performance of our Company, a significant portion of their compensation is in the form of performance-dependent short-term and long-term incentive programs. The level of performance-dependent pay varies for each executive based upon level of responsibility, with a greater emphasis on performance-dependent pay for those in more senior positions who have responsibility over matters that have a direct impact on the overall performance of our Company.

Cash Compensation

        Base Salary.    The primary purpose of base salary is to provide the recipient with steady income throughout the year consistent with his or her level of responsibility, qualifications and contributions over time. Base salary amounts for our named executive officers are determined based on the judgment of our Compensation Committee and in consultation with our President and Chief Executive Officer, for the other named executive officers. The Compensation Committee considers a number of factors to determine the salary for each of our executives, including compensation paid to persons in similar positions by peer companies in our industry, the work experience of the executive, each executive's individual skills, the executive's length of service with our Company and the performance of the executive.

        Performance Bonus.    The annual incentive bonus plan is designed to align executive officer pay with the Company's financial performance and individual performance during a particular year. The annual bonus is comprised of two separate components, as described in more detail below. One portion of the bonus is determined quantitatively based solely on the Company's achievement of financial performance goals. The other portion of the annual bonus is determined qualitatively by the Compensation Committee based on the Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. The target amount of each component of the annual bonus opportunity is a percentage of the executive's base salary, as specified in the executive's employment agreement. The target bonus opportunity for 2010 for the named executive officers (including both components of the bonus) ranged from 50% to 107.7% of base salary.

        The two components of the annual bonus program are more fully described below:

  •
  The quantitative or budget-based objective bonus target amount can range from 13.5 to 64.6% of the named executive officer's base salary. For 2010, the percentage that determined the target amount for each named executive officer is specified in his or her amended employment agreement dated July 12, 2010 and effective May 11, 2010. Except for the position of Senior Vice President New Media, discussed in further detail below, the amount of the budget-based objective bonus paid out to named executive officers is based on our results with respect to Adjusted EBITDA (defined below). The budget-based objective bonus is paid out at the target level if we achieve performance at the budgeted levels for this metric. For 2010, Adjusted EBITDA was budgeted at $117.6 million. If we exceed our budgeted Adjusted EBITDA, the executive receives a budget-based objective bonus amount based on an increasing sliding scale up to a maximum of twice the target budget-based bonus amount. Conversely, if we do not achieve our budgeted Adjusted EBITDA, the executive receives less than the target budget-based objective bonus amount based on a decreasing sliding scale. The named executive officers do not receive any budget-based objective bonus if Adjusted EBITDA is less than 80% of the budgeted Adjusted EBITDA. The budget-based objective bonus for the Senior Vice President New Media is based solely on achievement of budgeted Internet revenues and budgeted revenues of RMM, the Company's on-line advertising and media services business acquired in 2009 ("RMM"), instead of Adjusted EBITDA, as outlined in his employment agreement. Given the objective nature of the determination of the budget-based objective bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

  •
  The qualitative or discretionary performance bonus target amount can range from 20 to 43.1% of the named executive officer's base salary. The percentage that determines the target amount for each named executive officer is specified in his or her employment agreement. The actual amount of discretionary performance bonus paid out is determined by the Compensation Committee, and in consultation with the Chief Executive Officer for named executive officers other than the Chief Executive Officer, based on the Compensation Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. Factors that may be considered by the Compensation Committee in determining the appropriate amount of the discretionary performance bonus include, without limitation, the Company's performance in the prior fiscal year, general business conditions and achievement by the executive of certain project, department and development goals established by the Chief Executive Officer, our Board and/or the Compensation Committee. Given the subjective nature of the determination of the discretionary performance bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Bonus."

        The table below shows the 2010 target bonus opportunity for each component of the annual bonus program for each named executive officer, as specified in the named executive officer's employment agreement. The different allocations and weightings among the named executive officers for the quantitative, budget-based component and the qualitative, discretionary component reflect the

Compensation Committee's judgment regarding the appropriate balance for each named executive officer, based on his or her seniority, experience, role and ability to influence the Company's results.

Name	Target Budget-Based Objective Bonus (as % of Base Salary)	Target Discretionary Performance Bonus (as % of Base Salary)
Vincent L. Sadusky	64.6%	43.1%
Richard J. Schmaeling	30.0	20.0
Scott M. Blumenthal	35.3	23.5
Denise M. Parent	13.5	40.4
Robert S. Richter	44.0	20.3

        For purposes of the budget-based objective bonus, Adjusted EBITDA is defined as operating income plus amortization of program rights, depreciation and amortization of intangible assets, impairment of goodwill and intangible assets, restructuring charges and non-recurring severance payments, less program payments. Program payments represent cash payments for program contracts and do not necessarily correspond to program usage.

        We believe Adjusted EBITDA, which is a non-GAAP measure, is relevant and useful as a metric for determining bonus amounts because it is a measurement used by lenders to measure our ability to service our debt and it is a measurement industry analysts use when evaluating our operating performance. We use Adjusted EBITDA, among other things, in evaluating the operating performance of our stations and to value stations targeted for acquisition.

        In 2010, our Adjusted EBITDA was $143.7 million, which represented 122% of the budgeted amount of Adjusted EBITDA. Because our Adjusted EBITDA was above the budgeted level, the budget-based objective bonus for all named executive officers other than Mr. Richter was paid out in amounts that reflect such level of performance, as shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." Instead of Adjusted EBITDA, Mr. Richter's budget-based objective bonus is based on two components, the achievement of budgeted Internet revenues and budgeted RMM revenues. The amount of Mr. Richter's budget-based objective bonus for 2010 reflects achievement of the Internet revenues performance metric at the 100% level and achievement of the RMM revenues performance metric at the 85% level. Each of the components of Mr. Richter's budget-based objective bonus are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." A more detailed analysis of our financial and operational performance is contained in the Management's Discussion and Analysis section and in our audited consolidated financial statements in our 10-K.

        The Compensation Committee awarded discretionary performance bonuses for 2010 to our named executive officers in the amounts shown in the Summary Compensation Table under "Bonus." These bonus awards reflect the Compensation Committee's consideration of factors that included each named executive officer's individual performance in addition to achievement of certain strategic and operational milestones. In awarding these bonuses, the Compensation Committee considered, among other things, the achievement of certain strategic and operational milestones in 2010, including (i) market share improvements in many of our markets, (ii) a significant increase in digital revenues, (iii) achievement of operating milestones by our online business, and (iv) execution of Company-wide efficiencies and restructuring of operations. Except for Mr. Richter, all named executive officers were awarded the amount of his or her target discretionary bonus as set forth in his or her employment agreement. With respect to Mr. Richter, the Compensation Committee awarded him an additional amount of $23,625 in recognition of his leadership in successfully integrating the RMM business into the Company and creating new business opportunities with the Company's existing customers.

  Equity-Based Compensation

        A key component of our compensation package for the named executive officers is the granting of stock options and restricted stock awards. We believe these awards provide a significant incentive for executives to manage our Company for long-term growth, thereby aligning their interests with those of our stockholders. These incentives are designed to motivate executive officers to improve financial performance and stockholder value, as well as encourage long-term employment with the Company. We rely primarily on stock option awards and restricted stock awards in granting long-term incentives. All stock option grants and restricted stock awards to executive officers require the approval of the Compensation Committee. We have no formal policy or practice as to the timing of equity grants.

        In May, 2010, the Compensation Committee granted restricted stock awards to each of the named executive officers in the amounts shown in the "Grants of Plan-Based Awards" table below. Restricted stock awards are designed to reward executive officers with equity in the Company which vests over a period of time. After careful consideration of industry trends, the Compensation Committee granted restricted stock to help balance the volatility inherent in stock options with the retentive value of restricted stock awards for key executives. In determining the size of the restricted stock awards made to the named executive officers in 2010, the Compensation Committee considered the strategic, operational and financial performance of our Company along with each named executive officers' expected contributions to our Company's future success.

        Although no option grants were made to the named executive officers in 2010, the Company historically has made grants of options as part of its equity-based compensation program, and may do so in the future. Option grants are designed to reward executive officers for the increase in our stock price over time. Options represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant. The size of stock option grants for executive officers is based primarily on the target dollar value of the award translated into a number of option shares based on the estimated economic value on the date of grant, as determined using the Black-Scholes option pricing formula. As a result, the number of shares underlying stock option awards will typically vary from year-to-year, as it is dependent on the price of our common stock on the date of grant. We do not backdate options or grant options retroactively. In addition, we do not purposely schedule option awards prior to the disclosure of favorable information or after the announcement of unfavorable information. Options are granted at fair market value on a predetermined date. No options were awarded to the named executive officers in 2010.

Other Benefits

        Our Company also provides certain benefits and perquisites to our named executive officers that the Compensation Committee believes are reasonable and necessary to attract and retain key executives. For example, the Company provides the use of a company automobile and covers term life insurance premiums for the named executive officers in the amount of $400,000. For a full description of these benefits, see "Other Benefit Plans" below. The named executive officers are also entitled to health and disability benefits substantially similar to those that are offered to all of our employees.

Employment Agreements, Severance and Change-in-Control Arrangements

        In 2006 we entered into employment agreements with Ms. Parent and Messrs. Sadusky and Blumenthal to memorialize key terms of their employment and to reduce certain severance and change in control benefits potentially paid by the Company and thereby more fully align management's interest with stockholder interests. Since then, we have entered into similar employment agreements with Mr. Schmaeling and Mr. Richter in connection with their appointments as officers of the Company.

        Each employment agreement addresses the following elements: base salary; target discretionary performance bonus and target budget-based objective performance bonus. The actual amount of the objective performance bonus is calculated as described in the "Design of Compensation Programs—Cash Compensation—Performance Bonus" above. The term of the agreement will continue unless terminated by the executive or us.

        If the executive's employment is terminated by us "without cause" or by the executive for "good reason" as defined in the agreement, the executive is entitled to receive certain benefits. The executive will be entitled to receive as a severance payment an amount equal to their annual base salary plus a payment equal to the annual bonus they earned in the prior year and we will also continue to pay the employer's portion of their health and dental insurance premiums for twelve months.

        Upon a change in control transaction or if we terminate any of the named executive officer's employment in anticipation of a change in control transaction, in addition to severance payments described above, the employment agreements provide that certain of the stock options granted in 2006 to each executive upon their appointment to their current positions will become fully vested. See "Potential Payments upon Termination or Change in Control" below for more detailed information.

        The employment agreements also include non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter.

Share Ownership Guidelines

        We do not require but encourage our named executives to own our Company's class A common stock.

Tax Considerations

        Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1.0 million in any taxable year, unless the compensation is performance-based. To the extent practical, the Compensation Committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain and reward high-performing executives.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed such discussion and analysis with management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's 2011 Proxy Statement. This Report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Peter S. Brodsky (Chair)
Royal W. Carson III
Douglas W. McCormick

Summary Compensation Table

        The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers as of December 31, 2010 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary	Bonus	Stock Awards(6)	Option Awards(6)	Non Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
Vincent L. Sadusky(1)	2010	$613,076	$280,000	$3,577,500	$—	$840,000	$5,390	$174,298	$5,490,264
President and Chief	2009	500,000	200,000	169,074	834,691	221,250	26,053	9,914	1,960,982
Executive Officer	2008	500,000	425,000	1,135,000	—	—	49,320	9,914	2,119,234
Richard J. Schmaeling(2)	2010	344,462	70,000	1,178,471	—	210,000	211	161,498	1,964,642
Senior Vice President and	2009	325,000	72,000	50,639	139,133	66,380	5,395	75,281	733,828
Chief Financial Officer	2008	75,000	50,000	—	191,923	—	3,125	24,011	344,059
Scott M. Blumenthal(3)	2010	415,031	100,000	1,431,000	—	300,000	142,685	73,813	2,462,529
Executive Vice President	2009	386,250	96,000	67,379	363,722	88,500	152,893	1,268	1,156,012
Television	2008	386,250	150,000	472,915	—	—	173,263	547	1,182,975
Denise M. Parent(4)	2010	312,446	131,250	1,094,293	—	87,500	4,838	51,531	1,681,858
Vice President General	2009	283,250	112,500	50,639	218,501	27,660	11,953	2,968	707,471
Counsel and Secretary	2008	283,250	115,000	189,165	—	—	27,019	2,557	616,991
Robert S. Richter(5)	2010	334,862	94,725	1,178,471	—	106,805	971	45,830	1,761,664
Senior Vice President	2009	300,000	85,000	50,639	227,107	29,700	7,974	2,027	702,447
New Media	2008	270,250	45,000	264,835	—	62,000	18,459	2,418	662,962

(1)
On December 8, 2010, the Compensation Committee determined the amount of the 2010 cash bonus to be paid to Mr. Sadusky. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2010 bonus had two components: the budget-based objective bonus, which was determined to be $840,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Sadusky's 2010 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Sadusky's 2010 budget-based objective bonus opportunity.) On July 29, 2010 the Company entered into an amendment to Mr. Sadusky's employment agreement which set his base salary at $650,000 effective as of May 11, 2010.

(2)
On December 8, 2010, the Compensation Committee determined the amount of the 2010 cash bonus to be paid to Mr. Schmaeling. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2010 bonus had two components: the budget-based objective bonus, which was determined to be $210,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Schmaeling's 2010 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Schmaeling's 2010 budget-based objective bonus opportunity.) On July 29, 2010 the Company entered into an amendment to Mr. Schmaeling's employment agreement which set his base salary at $350,000 effective as of May 11, 2010.

(3)
On December 8, 2010, the Compensation Committee determined the amount of the 2010 cash bonus to be paid to Mr. Blumenthal. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2010 bonus had two components: the budget-based objective bonus, which was determined to be $300,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Blumenthal's 2010 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Blumenthal's 2010 budget-based objective bonus opportunity.) On July 29, 2010 the Company entered into an amendment to Mr. Blumenthal's employment agreement which set his base salary at $425,000 effective as of May 11, 2010.

(4)
On December 8, 2010, the Compensation Committee determined the amount of the 2010 cash bonus to be paid to Ms. Parent. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2010 bonus had two components: the budget-based objective bonus, which was determined to be $87,500 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Ms. Parent's 2010 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Ms. Parent's 2010 budget-based objective bonus opportunity.) On July 29, 2010 the Company entered into an amendment to Ms. Parent's employment agreement which set her base salary at $325,000 effective as of May 11, 2010.

(5)
On December 8, 2010, the Compensation Committee determined the amount of the 2010 cash bonus to be paid to Mr. Richter. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2010 bonus had two components: the budget-based objective bonus, which was determined to be $106,805 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Richter's 2010 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Richter's 2010 budget-based objective bonus opportunity.) On July 29, 2010 the Company entered into an amendment to Mr. Richter's employment agreement which set his base salary at $350,000 effective as of May 11, 2010.

(6)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 ("ASC 718"). See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

(7)
These amounts relate solely to a change in pension value during the year shown.

(8)
See "All Other Compensation" below for additional information regarding the amounts shown for 2010.

Grants of Plan-Based Awards

        The following table provides information about the non-equity incentive plan and equity awards granted to the named executive officers in 2010:

					All Other Stock Awards		All Other Option Awards: Number of Securities Underlying Options(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
						Stock Award Grant Date Fair Value(3)
					Number of Shares of Stock(2)
Name	Grant Date	Threshold	Target	Maximum
Vincent L. Sadusky	—	$136,500	$420,000	$840,000
	5/17/2010	—	—	—	500,000	$3,577,500	—
Richard J. Schmaeling	—	$34,125	$105,000	$210,000
	5/17/2010	—	—	—	164,706	1,178,471	—
Scott M. Blumenthal	—	$48,750	$150,000	$300,000
	5/17/2010	—	—	—	200,000	1,431,000	—
Denise M. Parent	—	$14,219	$43,750	$87,500
	5/17/2010	—	—	—	152,941	1,094,293	—
Robert S. Richter	—	$15,390	$153,900	$230,850
	5/17/2010	—	—	—	164,706	1,178,471	—

(1)
These columns show the potential value of the payouts for the budget-based objective bonus for 2010, which are defined in each executive's employment agreement, if the threshold, target or maximum goals are satisfied for the Company's financial performance metrics. The potential payouts are performance-based and are completely at risk. Mr. Richter's maximum potential payout includes his maximum bonus amount plus 0.025 of incremental sales. The budget-based objective bonus is described more fully in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus".

(2)
This column shows the number of shares of restricted stock granted on May 17, 2010, which vest in equal installments of 25% over 4 years following the date of grant.

(3)
This column shows the fair value of the restricted stock awards on the date of grant, computed in accordance with ASC 718 based on the average stock price of our class A common stock on grant date.

(4)
There were no stock option grants during the year ended December 31, 2010.

Outstanding Equity Awards at Year-End

        The following table provides information about the holdings of stock options and restricted stock awards by our named executive officers as of December 31, 2010.

        For additional information about the stock option grants and restricted stock awards, see "Compensation Discussion and Analysis—Design of Compensation Programs—Equity-Based Compensation."

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)(2)	Number of Shares or Units of Stock That Have Not Vested(3)		Market Value of Shares or Units of Stock That Have Not Vested(4)
Vincent L. Sadusky	217,779	435,555	$1.99	6/2/2019	—		—
	30,625	91,875	4.19	12/16/2019	—		—
	—	—	—	—	650,300	(5)	$3,446,590
Richard J. Schmaeling	33,334	66,666	1.99	6/2/2019	—		—
	9,200	27,600	4.19	12/16/2019	—		—
					173,781	(6)	921,039
Scott M. Blumenthal	103,002	205,998	1.99	6/2/2019	—		—
	12,250	36,750	4.19	12/16/2019	—		—
	—	—	—	—	262,074	(7)	1,388,992
Denise M. Parent	—	91,110	1.99	6/2/2019	—		—
	9,200	27,600	4.19	12/16/2019	—		—
	—	—	—	—	182,015	(8)	964,680
Robert S. Richter	—	93,332	1.99	6/2/2019	—		—
	9,200	27,600	4.19	12/16/2019
	—	—	—		201,780	(9)	1,069,434

(1)
The option expiration date is ten years from the date of grant.

(2)
Stock option awards expiring on December 16, 2019 were granted on December 16, 2009 and vest in equal installments of 25% over 4 years following the date of grant. Stock option awards expiring on June 2, 2019 were granted on June 2, 2009 and vest in equal installments of 33.3% over 3 years following the date of grant.

(3)
Restricted stock awards were granted on September 10, 2008, and vest in equal installments of 20% over 5 years following the date of grant. Restricted stock awards were also granted on May 17, 2010 and December 16, 2009 and vest in equal installments of 25% over 4 years following the date of grant.

(4)
Market value of unvested shares is calculated based upon the closing price of our class A common stock on December 31, 2010 of $5.30, as reported by the NYSE.

(5)
Represents restricted stock that will vest as follows: (i) 125,000 shares on May 17, 2011; (ii) 40,000 shares on September 10, 2011; (iii) 10,100 shares on December 16, 2011; (iv) 125,000 shares on May 17, 2012; (v) 40,000 shares on September 10, 2012; (vi) 10,100 shares on December 16, 2012; (vii) 125,000 shares on May 17, 2013; (viii) 40,000 shares on September 10, 2013; (ix) 10,100 shares on December 16, 2013; and (x) 125,000 shares on May 17, 2014.

(6)
Represents restricted stock that will vest as follows: (i) 41,177 shares on May 17, 2011; (ii) 3,025 shares on December 16, 2011; (iii) 41,177 shares on May 17, 2012; (iv) 3,025 shares on December 16, 2012; (v) 41,176 shares on May 17, 2013; (vi) 3,025 shares on December 16, 2013; and (vii) 41,176 shares on May 17, 2014.

(7)
Represents restricted stock that will vest as follows: (i) 50,000 shares on May 17, 2011; (ii) 16,667 shares on September 10, 2011; (iii) 4,025 shares on December 16, 2011; (iv) 50,000 shares on May 17, 2012 (v) 16,666 shares on September 10, 2012; (vi) 4,025 shares on December 16, 2012; (vii) 50,000 shares on May 17, 2013; (viii) 16,666 shares on September 10, 2013; (ix) 4,025 shares on December 16, 2013; and (x) 50,000 shares on May 17, 2014.

(8)
Represents restricted stock that will vest as follows: (i) 38,236 shares on May 17, 2011; (ii) 6,667 shares on September 10, 2011; (iii) 3,025 shares on December 16, 2011; (iv) 38,235 shares on May 17, 2012; (v) 6,666 shares on September 10, 2012; (vi) 3,025 shares on December 16, 2012; (vii) 38,235 shares on May 17, 2013; (viii) 6,666 shares on September 10, 2013; (ix) 3,025 shares on December 16, 2013; and (x) 38,235 shares on May 17, 2014.

(9)
Represents restricted stock that will vest as follows: (i) 41,177 shares on May 17, 2011; (ii) 9,333 shares on September 10, 2011; (iii) 3,025 shares on December 16, 2011; (iv) 41,177 shares on May 17, 2012; (v) 9,333 shares on September 10, 2012; (vi) 3,025 shares on December 16, 2012; (vii) 41,176 shares on May 17, 2013; (viii) 9,333 shares on September 10, 2013; (ix) 3,025 shares on December 16, 2013; and (x) 41,176 shares on May 17, 2014.

Option Exercises and Stock Vested

        The following table provides information regarding: (1) stock option exercises by the named executive officers during 2010, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares of our class A common stock acquired by named executive officers upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Vincent L. Sadusky	—	$—	57,655	$257,836
Richard J. Schmaeling	—	—	3,025	15,307
Scott M. Blumenthal	—	—	28,850	132,505
Denise M. Parent	45,556	194,971	19,869	96,136
Robert S. Richter	46,668	199,753	12,359	54,416

(1)
Based on the average of the high and low prices of our class A common stock on the vesting date if stock was held by named executive officer. If named executive officer sold the stock, the value was based on the actual sales price, net of commission and fees.

Other Benefit Plans

Pension Benefits

        The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under each of the Retirement Plan and the Supplemental Benefit Retirement Plan ("SERP"). These plans are described below. The present value is determined using interest rate, mortality rate and other assumptions consistent with those described in Note 11—"Retirement Plans" of the consolidated financial statements included in our 10-K.

Name	Plan Name	Number of Years of Credited Service(3)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Vincent L. Sadusky(2)	Retirement Plan	5	$64,910	—
	SERP	5	157,796	—
Richard J. Schmaeling(2)	Retirement Plan	1	8,731	—
	SERP	1	—	—
Scott M. Blumenthal(1)	Retirement Plan	21	679,229	—
	SERP	21	957,497	—
Denise M. Parent(2)	Retirement Plan	12	148,650	—
	SERP	12	51,218	—
Robert S. Richter(2)	Retirement Plan	3	31,673	—
	SERP	3	8,449	—

(1)
Mr. Blumenthal participates in the traditional average final-pay plan.

(2)
Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

(3)
Once these plans were frozen on April 1, 2009, years of credited service no longer increase. Accordingly, actual years of service for each executive will differ from the credited years of service shown in the table above.

Retirement Plan

        Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our SERP, which is described below. Mr. Blumenthal participates in the traditional average final-pay plan. Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

        Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans. Pension benefits vest after three years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). As of December 31, 2010, the estimated annual retirement benefits payable under the cash balance plan and our SERP as an annuity for life upon normal retirement, assuming Messrs. Sadusky, Schmaeling, Blumenthal, Richter and Ms. Parent, remain employed by us at their current level of compensation until age 65, is $46,010, $1,746, $166,444, $10,282 and $38,691, respectively.

        Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the average of the employee's three highest years of annual compensation, as defined in the plan, times (ii) the employee's number of years of credited service, up to a maximum of 32 years. Each named executive officer's salary and bonus for 2010 is set forth above in the "Salary", "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

        Under the plan, a participant's normal retirement age is 65. The normal form of payment for a participant who is not married is a single life annuity. The normal form of payment for a participant who is married is a qualified joint and survivor annuity. A participant may retire early after attaining age 55 and full vesting. A traditional participant who retires early will have their benefit reduced by 0.55% for each month up to 60 months and by 0.30% for each month in excess of 60 months that they retire prior to their normal retirement date. A cash balance participant will receive the present value of their accrued benefit at the time they retire early.

401(k) Plan

        We have historically provided a defined contribution plan ("401(k) Plan") under which we made contributions on behalf of employee groups that were not covered by the retirement plans described above, matching 50% of the employee's contribution up to 6% of the employee's total annual compensation. We suspended our contributions to the 401(k) Plan during 2009 in connection with efforts to control operating expenses in response to the effect of the economic downturn on our business. Effective January 1, 2010, we resumed Company contributions to the 401(k) Plan, which provide a 3% non-elective contribution to all eligible employees, including each of the named executive officers.

Supplemental Benefit Retirement Plan

        As permitted by the Employee Retirement Income Security Act of 1974, as amended, our SERP is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of maximum IRS and/or other regulatory limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.

        The SERP follows the provisions of the retirement plan for normal retirement date and early retirement. Payments for traditional participants will commence at their normal retirement date. Payments to cash balance participants will be paid in a lump sum six (6) months after termination.

Supplemental Income Deferral Plan

        Effective as of July 1, 2010, the named executive officers, in addition to other eligible executives, were entitled to participate in the Supplemental Income Deferral Plan ("SIDP"). The SIDP allows the named executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. Following the effective date of the SIDP, the Company contributed to the SIDP 3% of the named executive officers' income that exceeded the limit set by Internal Revenue Code Section 401(a)(17) ($245,000 for 2010). In addition, as of July 1, 2010, the Company began making contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation. The SIDP is an unsecured obligation of the Company, meaning that payments of participant balances in the SIDP are not guaranteed if the Company becomes insolvent or bankrupt.

Nonqualified Deferred Compensation Plan

        Historically, the named executive officers and other eligible employees had the opportunity to participate in our Deferred Compensation Plan. The Deferred Compensation Plan allowed eligible employees to defer up to 100% of their base salary and performance bonuses in either mutual funds managed by Fidelity Investments or in our Company's Senior Subordinated Notes, which are described more fully in Note 7—"Long-term Debt" to the consolidated financial statements of our 10-K. As of December 2008, we decided not to offer the named executive officers and other eligible employees the opportunity to participate in the Deferred Compensation Plan because, among other reasons, the number of participants in the plan had declined while the expense and resources required to manage the plan had increased. The Deferred Compensation Plan remains in place for purposes of servicing the current participants and the balance of the amounts that were previously deferred by named executive officers and other eligible employees.

        The following table summarizes the deferred compensation accounts for each of the named executive officers under our SIDP, and in the case of Mr. Sadusky, amounts related to the previously offered Deferred Compensation Plan, as of December 31, 2010:

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Vincent L. Sadusky	$—	$164,996	$21,229	$—	$372,322	(4)
Richard J. Schmaeling	—	53,677	4,940	—	58,617
Scott M. Blumenthal	—	72,612	619	—	73,232
Denise M. Parent	—	46,358	2,622	—	48,980
Robert S. Richter	—	43,121	4,110	—	47,231

(1)
Represents the 3% and 5% contribution under the SIDP as described above. All of these amounts are included in the 2010 Summary Compensation Table under "All Other Compensation".

(2)
Represents returns on amounts invested based on the participant's investment selections. There were no above-market earnings during 2010.

(3)
The aggregate balance includes amounts reported as compensation for 2010 as shown in the All Other Compensation table. The aggregate balance includes no amounts reported as compensation in the Summary Compensation Table for 2009 and 2008.

(4)
$207,313 of Mr. Sadusky's aggregate balance represents $21,216 of earnings shown in the table for 2010 and deferred compensation and investment earnings earned in prior years.

Other Benefits and Perquisites

All Other Compensation

        For the year ended December 31, 2010 the following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Company Paid Auto and Commuting Benefits(1)	Executive Life Insurance	Relocation		Registrant's Contribution to Nonqualified Defined Contribution Plan	Total Other Compensation
Vincent L. Sadusky	$8,846	$456	$—		$164,996	$174,298
Richard J. Schmaeling	8,591	456	98,774	(2)	53,677	161,498
Scott M. Blumenthal	745	456	—		72,612	73,813
Denise M. Parent	4,717	456	—		46,358	51,531
Robert S. Richter	2,253	456	—		43,121	45,830

(1)
Our Company provides the use of a company automobile to each of our named executive officers and we allow the purchase of a new vehicle every three years. We limit our Company's contribution towards the purchase of a vehicle to $35,000 plus applicable taxes, registration and insurance for each of our named executive officers.

(2)
Relocation expenses for 2010 totaled $98,774 comprised of relocation expenses of $58,081 and payment for payroll withholding taxes in the amount of $40,693.

Potential Payments Upon Termination or Change in Control

        Had any of the named executive officers been terminated "without cause" or if the named executive officers had terminated their employment for "good reason" as of December 31, 2010, or if there had been a change in control as of such date, the named executive officers would have been eligible to receive the following payments:

						Additional Payment if Change in Control
	Termination Without Change in Control
						Accelerated Vesting of Options & Stock Awards(5)
	Salary & Bonus(1)	Health and Other Benefits(2)	Retirement Benefits(3)	Accelerated Vesting of Options & Awards(4)	Total		Total
Vincent L. Sadusky	$1,770,000	$8,608	$—	$—	$1,778,608	$1,103,332	$2,881,940
President and Chief Executive Officer
Richard J. Schmaeling	630,000	8,608	—	—	638,608	220,664	859,272
Senior Vice President and Chief Financial Officer
Scott M. Blumenthal	825,000	7,677	—	—	832,677	441,332	1,274,009
Executive Vice President Television
Denise M. Parent	543,750	31,608	43,500	80,910	699,768	132,400	832,168
Vice President General Counsel and Secretary
Robert S. Richter	551,530	8,489	—	—	560,019	220,664	780,683
Senior Vice President New Media

(1)
In accordance with each named executive officer's employment agreement, described above under "Compensation Discussion and Analysis—Design of Compensation Programs—Employment Agreements, Severance and Change-in-Control Arrangements", calculated as a multiple of salary and bonus paid to the named executive officer in 2010 or if not paid, the amount to which the executive was eligible.

(2)
Benefits include the medical and dental costs paid by our Company using the healthcare rates in effect as of January 1, 2011. For Ms. Parent in accordance with her employment agreement, in addition to medical and dental costs, other executive benefits including company automobile, vision, life and pension benefits will be provided.

(3)
This represents additional retirement benefits that would have accrued to Ms. Parent in the 12 months following termination in accordance with her employment agreement.

(4)
For Ms. Parent in accordance with her employment agreement, all prior stock options and restricted stock awards which are not otherwise exercisable or vested will become fully vested as of the date of the employment termination except for grants made on or after September 6, 2006 or as otherwise determined by the Compensation Committee.

(5)
This reflects the value based on our closing price of our class A common stock on December 31, 2010, which was $5.30, for those shares that will automatically vest upon a change in control pursuant to existing agreements. In addition, with respect to all other outstanding option grants, the Compensation Committee has the authority to declare that any restrictions may lapse and any or all outstanding options shall vest and become immediately exercisable upon consummation of a change in control.

 DIRECTOR COMPENSATION

        Our Board believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that both cash compensation and equity awards are an important part of the compensation offered to directors.

        The following table summarizes the compensation paid to all persons serving as non-employee directors during 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
William S. Banowsky, Jr.	$89,000	$323,100	$—	$412,100
Peter S. Brodsky	88,500	323,100	—	411,600
Royal W. Carson III	69,000	251,300	—	320,300
Dr. William H. Cunningham	92,500	376,950	—	469,450
Douglas W. McCormick, Chairman	98,500	861,600	—	960,100
Michael A. Pausic	72,000	251,300	—	323,300

(1)
Represents the aggregate grant date fair value computed in accordance with ASC 718. See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation. No options were granted to the directors in 2010.

Cash Compensation

        Effective as of September 2008, our non-employee directors were eligible to receive an annual retainer of $60,000 for services rendered as directors, plus compensation of $1,500 per meeting for attending Board meetings in person, or $1,000 per meeting for attending via telephone. Committee members also receive $1,000 per meeting for attending committee meetings in person, or $500 per meeting for attending via telephone. The Chair of our Compensation Committee and our Nominating and Corporate Governance Committee each receive an additional annual retainer of $15,000, the chair of our Audit Committee receives an additional annual retainer of $20,000, and the Chairman of the Board receives an additional annual retainer of $25,000. Directors may elect to receive half of their annual retainer in the Company's class A common stock. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.

Equity Compensation

        In May, 2010, 3,000,000 shares of class A common stock were reserved for issuance under the Third Amended and Restated 2002 Non-Employee Director Stock Plan ("Director Stock Plan").

        Stock options granted pursuant to the Director Stock Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Stock options granted pursuant to the Director Stock Plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Unless otherwise changed at the time of grant by the Board, options granted under the Director Stock Plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date. Unless otherwise changed at the time of grant by the Board, restricted stock awards granted under the Director Stock Plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date.

        Upon any change in control, or if we or affiliates of HM Capital Partners I LP enter into any agreement providing for our change in control, the Compensation Committee may declare that any restrictions applicable to a stock award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the stock options will be subject to the terms of the transaction effecting the change in control.

        The following table summarizes the aggregate number of stock options and unvested restricted stock awards outstanding for each non-employee director as of December 31, 2010:

	Restricted Stock Awards			Aggregate Number of Awards Outstanding
Name	Date of Award	Restricted Stock Awards	Fair Value at Grant Date(1)	Outstanding Restricted Stock Awards	Stock Options
William S. Banowsky, Jr.	5/11/2010	45,000	$323,100	51,742	130,842
Peter S. Brodsky	5/11/2010	45,000	323,100	51,742	128,000
Royal W. Carson III	5/11/2010	35,000	251,300	41,742	69,554
Dr. William H. Cunningham	5/11/2010	52,500	376,950	52,500	100,000
Douglas W. McCormick, Chairman	5/11/2010	120,000	861,600	126,342	150,000
Michael A. Pausic	5/11/2010	35,000	251,300	41,786	103,333

Total		332,500	$2,387,350	365,854	681,729

(1)
This column shows the full grant date fair value of the stock options under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the stock options' vesting schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We are unaware of any relationships or related transactions that are required to be reported in this proxy statement.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        On an annual basis, each director and executive officer of our Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire is reviewed and considered by our Board in making independence determinations and resolving any conflicts of interest that may be implicated.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2010, and December 31, 2009, respectively, are as follows (in thousands):

	2010	2009
Audit Fees	$1,058	$1,065
Audit-Related Fees	208	—
Tax Fees	115	—
All Other Fees	3	4

Total	$1,384	$1,069

        Items included under Audit Fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our 10-K, including compliance testing with respect to Sarbanes Oxley Act Section 404, and review of interim financial statements included in our Forms 10-Q for the years ended December 31, 2010 and 2009.

        Items included under Audit-Related Fees include professional services rendered by PricewaterhouseCoopers LLP for assurance and other related services that are required in the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2010 and 2009.

        Items included in Tax Fees include advisory services related to an analysis of the Company's tax bases conducted by PricewaterhouseCoopers LLP. Items included under All Other Fees include annual usage fees relating to software licensed by PricewaterhouseCoopers LLP.

        The Audit Committee reviews and pre-approves all annual services and fees proposed by PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.

OTHER INFORMATION

Other Matters

        As of the date of this Proxy Statement, our Board does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for the 2012 Annual Meeting

        Proposals of stockholders who intend to be present at the 2012 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than the close of business on December 15, 2011 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations and proposals for the 2012 annual meeting, other than those made by or on behalf of our Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 2, 2012 and no later than February 1, 2012, assuming that the 2012 annual meeting is to be held between April 2, 2012 and July 11, 2012, as we currently anticipate. In the event that the 2012 annual meeting is not held between April 2, 2012 and

July 11, 2012, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2012 annual meeting and no later than 90 days before the date of the 2012 annual meeting or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

Proxy Solicitation

        The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in a stockholder's household. We will promptly deliver a separate copy to any stockholder upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880. If any stockholder wants to receive separate copies of the Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of our Board of Directors,

Denise M. Parent Secretary

April 15, 2011

Please mark your votes as indicated in this example X LIN TV Corp. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 97293 (Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.) FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 3. Advisory vote on executive compensation. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LIN TV Corp. for the year ending December 31, 2011. 4. Advisory vote on the frequency of the advisory vote on executive compensation. 5. A stockholder proposal to declassify our Board of Directors and provide for the annual election of directors if properly presented at the Annual Meeting. 2 YEARS 1 YEAR ABSTAIN 3 YEARS FOLD AND DETACH HERE Nominees: 01 Peter S. Brodsky 02 Douglas W. McCormick 03 Michael A. Pausic 1. To elect the following nominees to the Board of Directors to serve as a Class II director for a term of three years. The board of directors recommends a vote “FOR” proposal (1). The board of directors recommends a vote “FOR” the following proposals: The board of directors recommends a vote of “3 YEARS” for the following proposal: The board of directors recommends a vote “AGAINST” the following proposal: (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions ______________________________________________________________ PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 You can now access your LIN TV Corp. account online. Access your LIN TV Corp. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for LIN TV Corp. now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 97293 PROXY LIN TV CORP. One West Exchange Street, Suite 5A Providence, RI 02903 2011 Annual Meeting of Stockholders This Proxy is solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Scott M. Blumenthal, Denise M. Parent and Richard J. Schmaeling, and each of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of class A common stock of LIN TV Corp. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at WPRI-TV offices, 25 Catamore Boulevard, East Providence, RI 02914, on May 24, 2011, at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF A VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL 5—STOCKHOLDER PROPOSAL TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
DIRECTOR CANDIDATES
COMMUNICATING WITH THE DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
OTHER INFORMATION